UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On September 27, 2016, Landec Corporation (the “Company”) issued a press release announcing its consolidated financial results for the first quarter of fiscal year 2017 ended August 28, 2016. The press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 23, 2016, the Company entered into a Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), BMO Harris Bank N.A. and City National Bank, as lenders (collectively, the “Lenders”), and JPMorgan as administrative agent, pursuant to which the Lenders provided the Company with a $100,000,000 revolving line of credit (the “Revolver”) and a $50,000,000 term loan facility (the “Term Loan”), guaranteed by each of the Company’s direct and indirect subsidiaries (Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, Cal Ex Trading Company and GreenLine Logistics, Inc.) and secured by substantially all of the Company’s and such direct and indirect subsidiaries’ personal property assets (with the exception of Apio, Inc.’s equity interest in Windset Holdings 2010 Ltd.). Both the Revolver and the Term Loan mature in five years (on September 23, 2021), with the Term Loan providing for quarterly payments commencing at the end of November, 2016 in principal amounts of $1,250,000 each ($5,000,000 per year) with the remainder due at maturity. Interest on both the Revolver and the Term Loan is based on the Company’s “Total Leverage Ratio” (generally defined as the ratio of the Company’s total indebtedness on such date to the Company’s consolidated EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date) at a per annum rate of either (i) the prime rate plus a spread of between 0.25% and 1.25% or (ii) the Eurodollar rate plus a spread of between 1.25% and 2.25%. The Credit Agreement also contains an “accordion” feature that provides the Company the right to increase the Revolver commitments and/or the Term Loan commitments by obtaining additional commitments either from one or more of the Lenders or another lending institution in an amount of up to $75,000,000.

All of the proceeds of the Term Loan, and a portion of the Revolver, was used by the Company and its direct and indirect subsidiaries to repay all existing debt, primarily various existing term loan facilities owed to Wells Fargo Bank, N.A. (successor-in-interest to General Electric Capital Corporation) and Bank of America, N.A. (and their respective subsidiaries) in an aggregate principal amount of $50,069,000.

The Credit Agreement contain customary events of default under which the obligation could be accelerated and/or the interest rate increased.

The foregoing description of the Credit Agreement and related guarantees and security interests does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement and Pledge and Security Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1

Credit Agreement dated September 23, 2016 by and among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, Cal Ex Trading Company and GreenLine Logistics, Inc., BMO Harris Bank N.A., City National Bank, and JPMorgan Chase Bank, N.A.

10.2

Pledge and Security Agreement dated September 23, 2016 among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, Cal Ex Trading Company and GreenLine Logistics, Inc., and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated September 27, 2016 regarding financial results.

99.2	Press Release dated September 27, 2016 regarding the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2016

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated September 23, 2016 by and among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, Cal Ex Trading Company and GreenLine Logistics, Inc., BMO Harris Bank N.A., City National Bank, and JPMorgan Chase Bank, N.A.

10.2

Pledge and Security Agreement dated September 23, 2016 among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, Cal Ex Trading Company and GreenLine Logistics, Inc., the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Released dated September 27, 2016 regarding financial results.

99.2	Press Release dated September 27, 2016 regarding the Credit Agreement.